CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of New Providence Investment Trust and to the use of our report dated June 23, 2006 on Wisdom Fund's (a series of shares of New Providence Investment Trust) financial statements and financial highlights as of and for the year ended May 31, 2006. Such financial statements and financial highlights appear in the 2006 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.




                                        /s/ Briggs, Bunting & Dougherty, LLP
                                        ____________________________________

                                            Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
September 22, 2006